EXHIBIT 23.3

CONSENT OF WRIGHT & COMPANY, INC.

We hereby consent to the incorporation, by reference in the Registration Statements on Form S-3 (Numbers 333-196122 and 333-179663) and on Form S-4 (Numbers 333-78231 and 333-160170) and on Form S-8 (Numbers 333-159951, 333-167199 and 333-175098) of Range Resources Corporation and in the related prospectuses, of our report dated January 19, 2015, prepared for Range Resources Corporation, and included in the Range Resources Corporation Annual Report on Form 10-K for the year ended December 31, 2014.

WRIGHT & COMPANY, INC
TX Firm Registration No. F-12302
By:	/s/Randall Wright
D. Randall Wright
President

Brentwood, Tennessee

February 23, 2015